                                                                    Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), made and entered into as of February 4, 2004, is by and among Dwango North America Corp., a Nevada corporation ("Buyer"), OTA Acquisition Corp., a Washington corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), Over-The-Air Wireless, Inc., a Washington corporation ("Seller"), Rick Hennessey ("Hennessey"), David
C. Adams ("Adams"), Mark Sanders ("Sanders") and Alexander U. Conrad ("Conrad"), the sole stockholders of Seller. Hennessey, Adams, Sanders and Conrad are hereinafter collectively referred to as the "Seller Stockholders" and individually as a "Seller Stockholder".

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Washington Business Corporation Act ("Washington Law"), Buyer and Seller will enter into a business combination transaction pursuant to which Seller will merge with and into Merger Sub (the "Merger").

         B. The Board of Directors of Buyer (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Buyer and fair to, and in the best interests of, Buyer and its stockholders and
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement.

         C. The Board of Directors of Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Merger Sub and fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) has recommended the approval of this Agreement by the sole stockholder of Merger Sub.

         D. The Board of Directors of Seller (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Seller and fair to, and in the best interests of, Seller and the Seller
Stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the Seller Stockholders.

         E. The Seller Stockholders, as the sole stockholders of Seller, and Buyer, as the sole stockholder of Merger Sub, have approved this Agreement, the Merger and the transactions contemplated hereby.

         F. Buyer and Merger Sub, on the one hand, and Seller and the Seller Stockholders, on the other hand, desire to make certain representations and warranties and other agreements in connection with the Merger.

         G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, premises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Washington Law, Seller shall be merged with and into Merger Sub, the separate corporate existence of Seller shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Washington in accordance with the relevant provisions of Washington Law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Moomjian & Waite, LLP, 500 North Broadway - Suite 142, Jericho, New York 11753 as of the date of this Agreement (the "Closing Date").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Washington Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      CERTIFICATE OF INCORPORATION; BYLAWS.

                  (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

                  (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law and such Bylaws.

         1.5 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to serve in such capacity until their respective successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to serve in such capacity at the pleasure of the Board of Directors of the Surviving Corporation and until their successors are duly appointed and qualified.

         1.6 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Seller or the holders of any of the following securities:

                  (a) CONVERSION OF SELLER COMMON STOCK. Each share of common stock, without par value, of Seller (the "Seller Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Seller Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Section 1.6(d)) into the right to receive .68119891 of a share of common stock, par value $.001 per share, of Buyer ("Buyer Common Stock") upon surrender of the certificate representing such shares of Seller Common Stock as provided in Section 1.7 (i.e. Seller Stockholders to receive an aggregate of 681,200 shares of Buyer Common Stock).

                  (b) CANCELLATION OF SELLER COMMON STOCK. Each share of Seller Common Stock held in the treasury of Seller immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (d) FRACTIONAL SHARES. No fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, but, in lieu thereof, each holder of shares of Seller Common Stock who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) shall receive from Buyer a number of shares of Buyer Common Stock rounded up or down to the nearest whole share.

         1.7 EXCHANGE OF CERTIFICATES. At the Closing, (i) each holder of record (as of the Effective Time) of Seller Common Stock shall surrender to Buyer a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Seller Common Stock which shares were converted into the right to receive the consideration specified in
Section 1.6, (ii) Buyer shall deliver to each such holder of record a certificate representing the number of whole shares of Buyer Common Stock to which such holder is entitled pursuant to Section 1.6(a) (or as soon thereafter as reasonably possible), and (iii) each Certificate surrendered pursuant to clause (i) hereof shall be canceled. Exhibit A hereto sets forth the number of shares of Seller Common Stock held by each Seller Stockholder and the number of shares of Buyer Common Stock to be received by such person in accordance with this Agreement.

         1.8 NO FURTHER OWNERSHIP RIGHTS IN SELLER COMMON STOCK . All shares of Buyer Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Common Stock which were outstanding immediately prior to the Effective Time.

         1.9 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a tax-free reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

         1.10 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Merger Sub, the officers and directors of Seller and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller and each Seller Stockholder hereby jointly and severally represent and warrant to Buyer and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure schedules attached hereto supplied by Seller and the Seller Stockholders to Buyer and Merger Sub, as follows. When used in connection with Seller, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of Seller.

         2.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized and validly existing under the laws of the State of Washington. Seller has no subsidiaries and Seller does not own any equity interest in any entity or any right (contingent or otherwise) to acquire any equity interest in any business or entity. Seller has delivered a true and correct copy of the Articles of Incorporation and Bylaws of Seller, as amended to date, to counsel for Buyer.

         2.2 SELLER CAPITAL STRUCTURE. The authorized capital stock of Seller consists of 100,000,000 shares of Seller Common Stock, of which there are 1,000,000 shares issued and outstanding as of the date of this Agreement. All outstanding shares of Seller Common Stock are duly authorized, validly issued, fully paid and non-assessable, are held by the Seller Stockholders free and clear of any Encumbrances (as hereinafter defined), and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Seller or any agreement or document to which Seller is a party or by which it is bound.

         2.3 OBLIGATIONS WITH RESPECT TO SELLER COMMON STOCK. Except as set forth in Section 2.2, there are no equity securities of any class of Seller, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. There are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Seller or obligating Seller to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights, voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Seller.

         2.4      AUTHORITY.

         (a) Seller has all requisite corporate power and authority and the Seller Stockholders have all requisite legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and the Seller Stockholders and, assuming the due authorization, execution and delivery by Buyer and Merger Sub, constitutes the valid and binding obligation of Seller and the Seller Stockholders, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement by Seller and the Seller Stockholders does not, and the performance of this Agreement by Seller and the Seller Stockholders will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Seller, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Seller or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Seller's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or any of its properties are bound or affected. Schedule 2.4(a) lists all consents, waivers and approvals under any of Seller's agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, all of which have been obtained as of the date hereof.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or the Seller Stockholders in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Washington pursuant to Washington Law, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

         2.5 SELLER FINANCIAL STATEMENTS. Attached hereto as Schedule 2.5 is the unaudited balance sheet and profit and loss statement of Seller (i) as at and for the year ended December 31, 2002 (the "Seller Financials"). The Seller
Financials fairly present the financial position of Seller as at the date thereof and the results of its operations for the period indicated. The unaudited balance sheet of Seller as of December 31, 2002 is hereinafter referred to as the "Seller Balance Sheet." Except as disclosed in the Seller Balance Sheet, Seller does not have any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Seller, except liabilities incurred since the date of the Seller Balance Sheet in the ordinary course of business consistent with past practices. As of the date hereof, the liabilities of Seller do not exceed $20,000 in the aggregate.

         2.6      ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as set forth in Schedule 2.6, since December 31, 2002, Seller has not:

         (i)      incurred  any  obligation  or  liability   (whether  absolute,
                  accrued, contingent or otherwise), except in the ordinary course of business and consistent with past practice;

         (ii) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business;

         (iii) mortgaged, pledged or subjected to any lien, charge or other Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

         (iv) leased, licensed or granted to any person or entity any rights in any of its assets or properties other than to Buyer outside the ordinary course of business and inconsistent with past practice; or

                  (v) entered into any agreement to do any of the foregoing.

          2.7     TAXES.

         (a) Except as set forth in Schedule 2.7, all returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to Seller on or before the date hereof have been duly and timely filed and all such returns and reports are complete and correct in all material respects. All Taxes, assessments, fees and other governmental charges imposed on or with respect to Seller which have become due and payable on or before the Closing Date have been paid in a timely manner by Seller with the exception of those Taxes for which Seller has established adequate reserves. There are no actions or proceedings currently pending or threatened against Seller by any Governmental Entity for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or threatened against Seller, and there are no matters under discussion by Seller with any Governmental Entity regarding claims for the assessment or collection of Taxes against Seller. There are no agreements, waivers or applications by Seller for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Seller. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction. Seller is not a party to any Tax allocation or sharing agreement. Seller is not and has never been a member of an affiliated group of corporations filing a consolidated U.S. income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

         (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, federal, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property, stamp duty, customs duty and intangibles tax and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any Governmental Entity (including penalties and additions to taxes thereon, penalties for failure to file a return or report and interest on any of the foregoing).

         (c) Seller has not, with regard to any assets or property held, acquired or to be acquired by Seller, filed a consent to the application of
Section 341(f) of the Code.

         (d) Seller does not conduct any operations or sales which have been or are required to be reported to the Internal Revenue Service (the "IRS") under the provisions of Section 999 of the Code.

         2.8      INTELLECTUAL PROPERTY.

         (a) Seller owns, or has the right to use, sell or license all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary or required for the conduct of its business as conducted and proposed to be conducted at the time Hennessey commenced employment with Buyer, which was May 1, 2003 (such intellectual property and the rights thereto are collectively referred to herein as the "Seller IP Rights"). Schedule 2.8(a) sets forth (i) a complete and correct list of all the Seller IP Rights, except any license generally available to the public and acquired by Seller at a cost of less than $5,000, and indicates which of the scheduled Seller IP Rights are owned by Seller, and (ii) indicates with respect to each patent, trademark, trade name, service mark and copyright any application for registration or other filing by Seller with any Governmental Entity.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Seller IP Rights (the "Seller IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seller IP Rights or impair the right of Seller, the Surviving Corporation or Buyer to use, sell or license any Seller IP Rights or portion thereof.

         (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology licensed or sold or under development by Seller at the time Hennessey commenced employment with Buyer violates any license or agreement between Seller and any third party or infringes any intellectual property right of any other party. There is no pending or threatened claim, arbitration or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller IP Rights, nor has Seller received any notice asserting that any Seller IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

         (d) Except for interactions with Buyer and its representatives, Seller has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller IP Rights.

         2.9 COMPLIANCE; RESTRICTIONS. Seller is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Seller or by which any of its properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or any of its properties is bound or affected, except where such conflict, default or violation would not have a Material Adverse Effect. No investigation or review by any Governmental Entity is pending or, to Seller or any Seller Stockholder's knowledge, threatened against Seller, nor has any Governmental Entity indicated an intention to conduct the same.

         2.10  LITIGATION.   There  is  no  action,  suit,  proceeding,   claim,
arbitration or investigation (a "Proceeding") pending or, to Seller or any Seller Stockholder's knowledge, threatened that relates to or that may adversely affect the business of, or assets owned or used by, Seller. There is no Proceeding pending or, to Seller or any Seller Stockholder's knowledge, threatened that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To Seller or any Seller Stockholder's knowledge, no event has occurred or circumstance exists that could give rise to or serve as the basis for the commencement of any such Proceeding.

         2.11 BROKERS' AND FINDERS' FEES. Neither Seller nor any Seller Stockholder has incurred, nor will it or they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.12. EMPLOYEES; EMPLOYEE BENEFITS.

         (a) Schedule 2.12(a) sets forth the names of all employees of Seller as of the date of this Agreement (the "Employees") and, with respect to each Employee, such Employee's job title and the date of commencement of employment of such Employee. Seller has no further obligations to any Employee or former employee for salaries, vacations, benefits or other compensation, including, but not limited to, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Seller does not currently offer, and has never offered, retiree health and insurance benefits to Employees or former employees, and Seller has no liabilities (contingent or otherwise) with respect thereto. There are no outstanding loans from Seller to any of its officers, directors, employees or other affiliates. Complete and correct copies of all written agreements with or concerning Employees, including, without limitation, and all employment policies, and all amendments and supplements thereto, have been delivered to Buyer, and a list of all such agreements and policies is set forth in Schedule 2.12(a).

         (b) Seller has complied at all times and in all respects with all laws, statutes, rules and regulations applicable with respect to employees in each of the jurisdictions in which it operates and/or does business.

         (c) Schedule 2.12(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Employee, retiree or former employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by Seller for the benefit of or relating to any of the Employees or to any former employees of Seller or their dependents, survivors or beneficiaries, whether or not legally binding, and for which Seller could reasonably have any liabilities, all of which are hereinafter referred to as the "Benefit Plans." None of Buyer, Surviving Corporation or Seller will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan of Seller as a result of the consummation of the transactions contemplated by this Agreement.

         2.13 ENVIRONMENTAL MATTERS. Seller is, and at all times has been, in full compliance with, and has not been and is not liable under, any
Environmental Law. For purposes hereof, "Environmental Law" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have significant impact on the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource (the "Environment");

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e) protecting resources, species, or ecological amenities;

         (f)  reducing  to   acceptable   levels  the  risks   inherent  in  the
transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

         (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         2.14     AGREEMENTS, CONTRACTS AND COMMITMENTS.  Except as set forth in
Schedule 2.14, Seller is not a party to or bound by:

         (a) any collective bargaining agreements;

         (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

         (c) any employment or consulting agreement, contract or commitment;

         (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

         (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than normal indemnification agreements between Seller and any of its officers or directors;

         (f) any agreement, contract or commitment containing any covenant limiting the freedom of Seller to engage in any line of business or compete with any person;

         (g) any confidentiality or non-disclosure agreement;

         (h) any agreement, contract or commitment relating to future capital expenditures;

         (i) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

         (j) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

         (k) any joint marketing or development agreement;

         (l)  any   distribution   agreement   (identifying   any  that  contain
exclusivity provisions);

         (m) any royalty agreement; or

         (n) any other agreement, contract, lease or commitment which involves payment or receipt by Seller under any such agreement, contract, lease or commitment of $5,000 or more in the aggregate.

Schedule 2.14 contains a complete and correct list of all Seller Contracts, whether oral or written. Each Seller Contract is in full force and effect and is valid and enforceable in accordance with its terms. Neither Seller nor, to the best knowledge of Seller and each Seller Stockholder, any other party to a Seller Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Seller is a party or by which it is bound of the type described in clauses (a) through (n) above (any such agreement, contract or commitment, a "Seller Contract") in such a manner as would permit any other party to cancel or terminate any such Seller Contract, or would permit any other party to seek damages.

         2.15 CHANGE OF CONTROL PAYMENTS. There are no plans or agreements pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or employees of Seller as a result of or in connection with the Merger except as set forth in this Agreement.

         2.16. TITLE TO PROPERTIES AND RELATED  MATTERS.  Except as set forth in
Schedule 2.16, Seller has good and marketable title to all its property and assets which it owns, including, without limitation, the properties and assets reflected in the Seller Financials or acquired after the date thereof (other than properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practice), free and clear of any mortgages, pledges, security interests, liens, claims, charges, equities, conditional sales contracts, restrictions, reservations, options, first refusal rights or encumbrances of any nature whatsoever (collectively, "Encumbrances").

         2.17 BOARD AND SHAREHOLDER APPROVAL. The Board of Directors and shareholders of Seller have, as of the date of this Agreement, approved the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

         2.18 BOOKS AND RECORDS. The books of account, minute books, stock record books and other records of Seller, all of which have been made available to counsel for Buyer, are complete and correct in all material respects. The minute books made available to Seller are the only minute books of Seller and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Seller.

         2.19 COMPLIANCE WITH APPLICABLE LAW. Seller is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could reasonably be expected to affect the business or operations of Seller. No claims have been filed against Seller, and Seller has not received any notice, alleging any such violation, nor is there any inquiry, investigation or proceeding relating thereto.

         2.20 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 2.20 sets forth a complete and correct list showing: (a) all banks in which Seller maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from Seller and a summary statement of the terms thereof.

         2.21 INVESTMENT REPRESENTATIONS. Each Seller Stockholder represents, warrants and covenants as to himself as follows:

         (a) INVESTMENT INTENT. Seller Stockholder is acquiring all of the shares of Buyer Common Stock described in Section 1.6 for Seller Stockholder's own account, for investment only and not with a view to, or for sale in connection with, a distribution thereof or any part thereof, within the meaning of the Securities Act of 1933 (the "Securities Act") or any applicable state securities or blue-sky laws;

         (b) INTENT TO TRANSFER. Seller Stockholder is not a party to or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Buyer Common Stock or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

         (c) OFFERING EXEMPT FROM REGISTRATION; BUYER'S RELIANCE.

                  (i) Buyer has advised the Seller Stockholder that the Buyer Common Stock has not been registered under the Securities Act or under the laws of any state on the basis that the issuance thereof is exempt from such registration;

                  (ii) Buyer's reliance on the availability of such exemption is, in part, based upon the accuracy and truthfulness of Seller Stockholder's representations contained herein;

                  (iii) As a result of such lack of registration, none of the Buyer Common Stock may be resold or otherwise transferred or disposed of without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws; and

                  (iv)    In  furtherance  of the  provisions of this  paragraph
                          (d), all of the certificates representing the Buyer Common Stock shall bear a restrictive legend substantially in the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

         (d) SOPHISTICATION OF THE SELLER STOCKHOLDER. Seller Stockholder has evaluated the merits and risks of acquiring the Buyer Common Stock and has such knowledge and experience in financial and business matters that Seller Stockholder is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of acquiring Buyer Common Stock, and is able to bear the economic risk of acquiring Buyer Common Stock, including the possibility of a complete loss with respect thereto;

         (e) ACCESS TO INFORMATION. Seller Stockholder has had access to such information regarding the business and finances of Buyer, including the filings of the Company with the SEC since October 1, 2003, including, without limitation, the Registration Statement on Form SB-2 (File No. 333-112371) filed by the Company on January 30, 2004, the receipt and careful reading of which is hereby acknowledged by the undersigned, and has been provided the opportunity to discuss with the Buyer's management the business, affairs and financial condition of the Buyer and such other matters with respect to Buyer as would concern a reasonable person considering the transactions contemplated by the Agreement and/or concerned with the operations of the Buyer including, without limitation, pursuant to a meeting and/or discussions with management of the Buyer; and

         (f) NO GUARANTEES. It never has been represented, guaranteed or warranted to Seller Stockholder by Buyer, or any of its officers, directors, agents, representatives or employees, or any other person, expressly or by implication, that:

                  (i) Any gain will be realized by Seller Stockholders from their investment in the Buyer Common Stock; or

                  (ii) That the past performance or experience on the part of Buyer, its predecessors or of any other person, will in any way indicate any future results of Buyer.

         2.22 DISCLOSURE. No representation or warranty by Seller or any of the Seller Stockholders contained in this Agreement (including, without limitation, in Section 2.1 through 2.21, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Seller or any of the Seller Stockholders to Buyer or Merger Sub pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUB

         Buyer and Merger Sub, jointly and severally, represent and warrant to Seller and the Seller Stockholders, subject to the exceptions specifically disclosed in the disclosure schedules supplied by Buyer and Merger Sub to Seller and the Seller Stockholders and attached hereto, as follows:

         3.1 ORGANIZATION OF BUYER. Buyer and Merger Sub each is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Buyer Material Adverse Effect (as defined below). Buyer has no subsidiaries other than Merger Sub and Dwango North America, Inc., a Texas corporation. Merger Sub has no subsidiaries. Buyer and Merger Sub have each delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of each of them, each as amended to date, to counsel for Seller. When used in connection with Buyer, the term "Buyer Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, results of operations or prospects of Buyer and its subsidiaries taken as a whole.

         3.2 BUYER CAPITAL STRUCTURE. The authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock, and 10,000,000 shares of preferred stock, par value $.001 per share ("Buyer Preferred Stock"). As of the date of this Agreement, there are 6,241,800 shares of Buyer Common Stock issued and outstanding, 2,282,615 shares of Buyers Common Stock underlying outstanding stock options, 4,228,122 shares of Buyer Common Stock underlying warrants and 3,500,000 shares of Buyer Common Stock underlying convertible notes. There are no outstanding shares of Buyer Preferred Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.001 per share, 100 shares of which are issued and outstanding and are held by Buyer. All outstanding shares of the Buyer Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Buyer or any agreement or document to which Buyer is a party or by which it is bound. The shares of Buyer Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable.

         3.3 OBLIGATIONS WITH RESPECT TO BUYER COMMON STOCK. Except as set forth in Section 3.2, there are no equity securities of any class of Buyer, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in
Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Buyer or Merger Sub is a party or by which either is bound obligating Buyer or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Buyer or Merger Sub or obligating Buyer or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement.

         3.4      AUTHORITY.

         (a) Each of Buyer and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Merger Sub. This Agreement has been duly executed and delivered by each of Buyer and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by Seller and each of the Seller Stockholders, this Agreement constitutes the valid and binding obligations of each of Buyer and Merger Sub, enforceable in
accordance  with  its  terms,   except  as  enforceability  may  be  limited  by
bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity. The execution and delivery of this Agreement by each of Buyer and Merger Sub do not, and the performance of this Agreement by each of Buyer and Merger Sub will not,
(i) conflict with or violate the Certificate of Incorporation of Buyer or Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or Merger Sub or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Buyer's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Buyer or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer or Merger Sub is a party or by which Buyer or Merger Sub or its or any of their respective properties are bound or affected. No material consents, waivers and approvals under any of Buyer's or any of its subsidiaries' agreements, contracts, licenses or leases is required to be obtained in connection with the consummation of the transactions contemplated hereby.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Washington pursuant to Washington Law, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, including the timely filing of a Form 8-K with the Securities and Exchange Commission (the "SEC").

         3.5      TAXES.

         (a) All returns and reports relating to Taxes which are required to be filed with respect to Buyer on or before the date hereof have been duly and timely filed and all such returns and reports are complete and correct in all material respects. All Taxes, assessments, fees and other governmental charges imposed on or with respect to Buyer which have become due and payable on or before the Closing Date have been paid in a timely manner by Buyer with the exception of those Taxes for which Buyer has established adequate reserves. There are no actions or proceedings currently pending or threatened against Buyer by any Governmental Entity for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or threatened against Buyer, and there are no matters under discussion by Buyer with any Governmental Entity regarding claims for the assessment or collection of Taxes against Buyer. There are no agreements, waivers or applications by Buyer for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of Buyer. No claim has ever been made by an authority in a jurisdiction where Buyer does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction. Buyer is not a party to any Tax allocation or sharing agreement. Buyer is not and has never been a member of an affiliated group of corporations filing a consolidated U.S. income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

         (b) Buyer has not, with regard to any assets or property held, acquired or to be acquired by Buyer, filed a consent to the application of Section 341(f) of the Code.

         (c) Buyer does not conduct any operations or sales which have been or are required to be reported to the IRS under the provisions of Section 999 of the Code.

         3.6      COMPLIANCE; PERMITS; RESTRICTIONS.

         (a) Buyer is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Buyer or by which any of its properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties is bound or affected, except where such conflict, default or violation would not have a Material Adverse Effect. No investigation or review by any Governmental Entity is pending or, to the knowledge of Buyer and Merger Sub, threatened against Buyer, nor has any Governmental Entity indicated an intention to conduct the same.

         (b) Buyer holds all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to the operation of the business of Buyer (collectively, the "Buyer Permits"). Buyer is in material compliance with the terms of the Buyer Permits.

         3.7 LITIGATION. There is no Proceeding pending or, except as set forth in Schedule 3.7, to the knowledge of Buyer or Merger Sub, threatened that relates to or that may adversely affect the business of, or assets owned or used by, Buyer. There is no Proceeding pending or, to the knowledge of Buyer or Merger Sub, threatened that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. To Buyer and Merger Sub's knowledge, except as set forth in Schedule 3.7, no event has occurred or circumstance exists that could give rise to or serve as the basis for the commencement of any such Proceeding.

         3.8 COMPLIANCE WITH APPLICABLE LAW. Buyer is not in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could reasonably be expected to affect the respective businesses or operations of Buyer. No claims have been filed against Buyer, and Buyer has not received any notice, alleging any such violation, nor is there any inquiry, investigation or proceeding relating thereto.

         3.9 BROKERS' AND FINDERS' FEES. Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.10     SEC DOCUMENTS; FINANCIAL STATEMENTS.

         (a) Buyer has filed all forms, reports and documents required to be filed by Buyer with the SEC since October 1, 2003 (the documents so filed, collectively, the "Buyer SEC Documents"). As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the Securities Act, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Buyer SEC Document.

         (b) The financial statements of Buyer, including the notes thereto, included in the Buyer SEC Documents (the "Buyer Financial Statements"), were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10 Q), except to the extent corrected by a subsequently filed Buyer SEC Document. The Buyer Financial Statements fairly present the consolidated financial condition and operating results of Buyer and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

         3.11 DISCLOSURE. No representation or warranty by Buyer or Merger Sub contained in this Agreement (including, without limitation, in Sections 3.1 through 3.10, inclusive), nor any other statement, schedule, certificate or other document delivered or to be delivered by Buyer or Merger Sub to Seller or the Seller Stockholders pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         4.1 FILINGS WITH GOVERNMENTAL ENTITIES. As promptly as practicable after the date of this Agreement, Buyer will make or cause to be made any and all filings with Governmental Entities necessary in connection with the transactions contemplated hereby.

         4.2 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants; provided that Buyer shall pay the reasonable fees and expenses of counsel to Seller to the extent such payment is not reasonably likely to affect the tax-free status of the Merger.

         4.3 CONFIDENTIALITY. (a) The Seller Stockholders understand and hereby acknowledge that they have access to Confidential Information (as defined in Section 4.3(d) below), and that any such Confidential Information, even though it may be developed or otherwise acquired by the Seller Stockholders, is the exclusive property of Surviving Corporation or Buyer, to be held by them in trust solely for the benefit of Surviving Corporation or Buyer, as the case may be.

                  (b) Each of the Seller Stockholders agrees that in consideration of the Buyer Common Stock which he will receive as an owner of Seller Common Stock in connection with the Merger pursuant to this Agreement, during the Covered Time (as defined in Section 4.4(e) below), he shall not, and shall not cause others to, use, reveal, report, publish, transfer or otherwise disclose to any person any such Confidential Information without prior written consent of the Surviving Corporation or Buyer, as the case may be, except as may be required in the course of performance of his duties as an employee of Buyer or any of its subsidiaries or affiliates. Notwithstanding the foregoing, the prohibitions of this subparagraph (b) shall not apply to any Confidential Information that becomes general public knowledge other than due to disclosure by the Seller Stockholder or that the Seller Stockholder is required to divulge by court order or administrative process.

                  (c) Upon termination of any employment with Buyer or any of its subsidiaries or affiliates for any reason, the Seller Stockholder shall promptly deliver to Buyer all plans, drawings, manuals, letters, notes, notebooks, reports, data, recorded media, computer programs and copies thereof and all other materials, including without limitation those of a secret or confidential nature, relating to Buyer's or any subsidiary's or affiliate's business that are then in his possession or control.

                  (d) For purposes hereof, "Confidential Information" means information about Seller, Buyer or Buyer's subsidiaries or affiliates, as the case may be, not generally available to the public, including, without limitation, all computer software and database information, personnel information, financial information, customer lists, supplier lists, trade secrets, patented proprietary information, forms, information regarding operations, systems, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing and advertising data, methods, forms, systems, services, designs, marketing ideas, products or
processes  (whether  or  not  capable  of  being  trademarked,   copyrighted  or
patented).

         4.4 NON-COMPETITION. (a) Each of the Seller Stockholders hereby agrees that, in consideration of the Buyer Common Stock which he will receive as an owner of Seller Common Stock in connection with the Merger, during the Covered Time (as defined in 4.4(e) below) he shall not, directly or indirectly, (A) in any geographic area of the Territory (as defined in Section 4.4(c) below), for his own account, or as a partner, member, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, employee, shareholder, advisor or agent of any corporation, trust or other business organization or entity, own, manage, join, participate in, encourage, support, finance, be engaged in, have an interest in, give financial assistance or advice to, or be concerned in any way with the ownership, management, operation or control of any person or entity that develops or sells software or other applications that enable mobile telephones to download, organize and/or play games, ringtones or media, or (B) induce or attempt to induce any customer of Buyer or its subsidiaries or affiliates to cease doing business in whole or in part with the Buyer or its subsidiaries or affiliates. Nothing in this Agreement shall (C) prohibit any Seller Stockholder from owning one percent (1%) or less of the equity interests of any public entity or (D) so long as Eversio, Inc. does not engage in operations to develop or sell software or other applications that enable mobile telephones to download, organize and/or play games, ringtones or media, prohibit Hennessey from maintaining his ownership in, remaining the chairman of, and, during his employment with Buyer, spending no more than three hours per week working for Eversio, Inc. Eversio, Inc., founded by Hennessey, provides mobile data collection products and services, including software, hardware and integration services.

         (b) Each of the Seller Stockholders agrees that, in consideration of the Buyer Common Stock which he will receive as an owner of Seller Common Stock in connection with the Merger, during the Covered Time, he shall not either for his own account or for any person, firm or company solicit, interfere with, or endeavor to cause any employee of Buyer or its subsidiaries or affiliates to leave his employment or induce or attempt to induce any such employee to breach his employment agreement with Buyer or its subsidiaries or affiliates.

         (c) For purposes hereof, "Territory" shall mean the United States and Canada and any other country or place where the Seller has engaged in business at any time in any material respect during the one (1) year preceding the date hereof.

         (d) The Seller Stockholders acknowledge that the geographic scope of the restrictions imposed on the Seller Stockholders hereunder are fair and reasonable under the circumstances and are necessary and fundamental to the protection of the business of Buyer and its subsidiaries and affiliates and its goodwill.

         (e) For the purposes of this Section 4.4, the "Covered Time" shall mean the later to expire of (i) the 24-month period immediately following the Closing Date, or (ii) if applicable, the six month period following the date on which the Selling Stockholder's employment with Buyer and its subsidiaries and affiliates terminates for whatever reason.

         4.5 EQUITABLE RELIEF. Seller and the Seller Stockholders acknowledge that the covenants contained in Sections 4.3 and 4.4 hereof are a material and necessary inducement for Buyer and Merger Sub to agree to the transactions contemplated hereby, and that a violation of any of such covenants will cause irreparable and continuing damage to Buyer, Merger Sub and Surviving Corporation, that Buyer, Merger Sub and Surviving Corporation shall be entitled to pursue injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Buyer, Merger Sub or Surviving Corporation may be entitled.

         4.6 EXCLUSION OF SANDERS. Notwithstanding anything herein to the contrary, Sanders shall not be bound by the provisions of Sections 4.4 and 4.5 and the references in Sections 4.4 and 4.5 to the Seller Stockholders shall be deemed to include only Hennessey, Adams and Conrad.

                                    ARTICLE V
                              DELIVERIES AT CLOSING

         5.1 DELIVERIES TO BUYER. At the Closing Seller and the Seller Stockholders shall deliver to Buyer:

         (a) EMPLOYMENT AGREEMENTS. An Employment Agreement between Buyer and each of Hennessey, Adams, and Conrad, in the form set forth as Exhibits B, C and D, respectively, executed by such Seller Stockholder;

         (b) REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit E executed by such Seller Stockholder;

         (c) ASSIGNMENT OF INVENTIONS AGREEMENTS. An Assignment of Inventions agreement between Buyer and Merger Sub and each of Hennessey, Adams, Sanders and Conrad, in the form set forth as Exhibit F, executed by such Seller Stockholder;

         (d) CERTIFICATES OF EXISTENCE. A Certificate of Existence issued by the Secretary of State of the State of Washington and Certificates of Good Standing from every jurisdiction in which Seller is authorized to do business as a foreign corporation in each case with respect to Seller;

         (e) CORPORATE RECORDS. The corporate records of Seller, including minute books and stockholder records;

         (f) CORPORATE APPROVALS. Evidence that the Board of Directors and the Seller Stockholders have duly approved the Merger in accordance with Washington Law; and

         (g) MISCELLANEOUS. Such other agreements, documents and certificates as may be reasonably requested by Buyer or Merger Sub.

         5.2 DELIVERIES TO SELLER AND THE SELLER STOCKHOLDERS. At the Closing Buyer, except as expressly noted, shall deliver to Seller and the Seller
Stockholders:

         (a) EMPLOYMENT AGREEMENTS. An Employment Agreement between and each of Hennessey, Adams, and Conrad, in the form set forth as Exhibits B, C and D, respectively, executed by Buyer;

         (b) REGISTRATION RIGHTS AGREEMENT. A Registration Rights Agreement between Buyer and each Seller Stockholder in the form set forth as Exhibit E, executed by Buyer;

         (c) ASSIGNMENT OF INVENTIONS AGREEMENTS. An Assignment of Inventions agreement between Buyer and Merger Sub and each of Hennessey, Adams, Sanders and Conrad, in the form set forth as Exhibit F, executed by Buyer and Merger Sub;

         (d) BUYER COMMON STOCK. Certificates evidencing the shares of Buyer Common Stock issuable pursuant to the Merger (which will be delivered as soon after the Closing as reasonably possible);

         (e) ARTICLES OF MERGER. Articles of Merger, in the form of Exhibit G hereto, executed by Merger Sub;

         (f) CORPORATE APPROVALS. Evidence that the Board of Directors of Buyer and Merger Sub and that Buyer, as the sole Shareholder of Merger Sub, have duly approved the Merger in accordance with Washington Law and the Nevada General Corporation Law, respectively; and

         (g) MISCELLANEOUS. Such other agreements, documents and certificates as may be reasonably requested by Seller.

                                   ARTICLE VI
                           INDEMNIFICATIONS; REMEDIES

         6.1 SURVIVAL. All representations, warranties, covenants, and obligations in this Agreement, including the disclosure schedules, and any certificate or document delivered pursuant to this Agreement, will survive the Closing until six months after the Closing Date, except those set forth in
Section 2.2 and 2.3, which shall survive indefinitely, and Article IV, which shall survive until six (6) months after the Covered Time. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         6.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER STOCKHOLDERS. The Seller Stockholders jointly and severally (except as to Sections 4.3 and 4.4, which shall be individual) will indemnify and hold harmless Buyer and Surviving Corporation, and their respective officers, directors, employees, agents, consultants, advisors, stockholders, controlling persons, and affiliates (collectively, the "Buyer Indemnified Persons") for, and will, subject to the limitations set forth in Section 6.7, pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

         (a) any breach of any representation or warranty made by either the Seller or any of the Seller Stockholders in this Agreement or any other certificate or document delivered by the Seller or a Seller Stockholder pursuant to this Agreement;

         (b) any breach by Seller or any of the Seller Stockholders of any covenant, agreement or obligation of the Seller or such Seller Stockholder in this Agreement;

         (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with Seller (or any person acting on behalf of Seller) or any Seller Stockholder in connection with any of the transactions contemplated by this Agreement.

         The remedies provided in this Section 6.2 will not be exclusive of or limit any other equitable remedies that may be available to Buyer or the other Buyer Indemnified Persons.

         6.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless the Seller Stockholders and their respective officers, directors, employees, agents, consultants, advisors, stockholders, controlling persons and affiliates (the "Seller Indemnified Persons") for, and will pay to the Seller Stockholders the amount of any Damages arising, directly or indirectly, from or in connection with, (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant, agreement or obligation of Buyer in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with Buyer (or any person acting on behalf of Buyer) in connection with any of the transactions contemplated by this Agreement.

         6.4 TIME LIMITATIONS. The Seller Stockholders will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant, agreement or obligation hereunder, other than those in Sections 2.2 and 2.3 and Article IV, unless on or before six months from the Closing Date Buyer notifies such Seller Stockholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. With respect to any covenant, agreement or obligation of any Seller Stockholder set forth in Article IV, the Seller Stockholders will have no liability (for indemnification or otherwise) unless, on or before the date that is six months after the Covered Time, Buyer notifies such Seller Stockholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. Buyer and Merger Sub will have no liability (for indemnification or otherwise) with respect to any representation, warranty, covenant, agreement or obligation hereunder unless on or before six months from the Closing Date any of the Seller Stockholders notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by such Seller Stockholders.

         6.5      PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

         (a) Promptly after receipt by an indemnified party of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any proceeding referred to in Section 6.5(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party reasonably determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Article VI for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within fifteen days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party to which the indemnifying party consents, which consent may not be unreasonably withheld.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         6.6 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS . A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         6.7 LIMITATIONS OF SELLER STOCKHOLDER INDEMNIFICATION. At the option of each Seller Stockholder, indemnification may be paid in the form of the return of Buyer Common Stock received pursuant to this Agreement. Such Buyer Common Stock shall be valued at $1.468 per share, subject to adjustment for stock splits, stock dividends, combinations and the like. Once a Seller Stockholder has returned to Buyer, for purposes of indemnification or otherwise, 75% of the shares of Buyer Common Stock received by such Seller Stockholder pursuant to this Agreement (or, if cash had not been paid, what would have been 75% of such shares), then such Seller Stockholder shall have no further liability under this Agreement for indemnification or otherwise (other than equitable remedies).

                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Buyer determines.

         7.2 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile, provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Seller or a           844 NW 49th Street
         Seller Stockholder:         Seattle, Washington 98107
                                     Attn: Rick Hennessey


         With a copy to:             Summit Law Group PLLC
                                     315 Fifth Avenue South
                                     Suite 1000
                                     Seattle, Washington 98104-2682
                                     Attention: Charles P. Carter, Esq.
                                     Facsimile No.: (206) 676-7107

         If to Buyer:                Dwango North America Corp.
                                     5847 San Felipe Street
                                     Suite 3220
                                     Houston, Texas 77057
                                     Attention: Robert E. Huntley
                                     Facsimile No.: (713) 914-9688


         With a copy to:             Moomjian & Waite, LLP
                                     500 North Broadway
                                     Suite 142
                                     Jericho, New York 11753
                                     Attention: Gary T. Moomjian, Esq.
                                     Facsimile No.: (516) 937-5050

         7.3 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Washington and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         7.4 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         7.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; and (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given.

         7.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         7.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         7.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         7.9 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         7.10 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.




                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                               SELLER STOCKHOLDERS

                                               /s/ Rick Hennessey
                                               ------------------------------
                                               Rick Hennessey

                                               /s/ David Adams
                                               ------------------------------
                                               David Adams

                                               /s/ Mark C. Sanders
                                               ------------------------------
                                               Mark C. Sanders

                                               /s/ Alexander U. Conrad
                                               ------------------------------
                                               Alexander U. Conrad


                                               SELLER:

                                               OVER-THE-AIR WIRELESS, INC.


                                               By: /s/ Rick Hennessey
                                                   --------------------------
                                                   Name: Rick Hennessey
                                                   Title: Chief Exective Officer


                                               BUYER:

                                               DWANGO NORTH AMERICA CORP.


                                               By: /s/ Robert E. Huntley
                                                   --------------------------
                                                   Name: Robert E. Huntley
                                                   Title: Chairman


                                               MERGER SUB:

                                               OTA ACQUISITION CORP.


                                               By: /s/ Robert E. Huntley
                                                   --------------------------
                                                   Name: Robert E. Huntley
                                                   Title: President


                      [SIGNATURE PAGE TO MERGER AGREEMENT]

                    EXHIBITS TO AGREEMENT AND PLAN OF MERGER



         Exhibit A - Stock Table

         Exhibit B - Employment Agreement - Rick Hennessey

         Exhibit C - Employment Agreement - David C. Adams

         Exhibit D - Employment Agreement - Alexander U. Conrad

         Exhibit E - Registration Rights Agreement

         Exhibit F - Form of Assignment of Inventions Agreements

         Exhibit G - Articles of Merger

                                    Exhibit A


                                   STOCK TABLE


                                                               Number of Shares
                                 Number of Shares               of Buyer Common
                                 of Seller Common                 Stock to be
Name                                Stock Owned                    Received
----                             ----------------              ----------------
Rick Hennessey                         430,000                      292,916

David C. Adams                         430,000                      292,916

Mark Sanders                           120,000                       81,744

Alexander V. Conrad                     20,000                       13,624
                                     ---------                      -------
                                     1,000,000                      681,200
                                     =========                      =======